TERM NOTE

                                                    Philadelphia, Pennsylvania
                                                               October 1, 1997

$10,000,000

FOR VALUE RECEIVED, and intending to be legally bound hereby, JONES APPAREL GROUP, INC., a Pennsylvania corporation with offices at 250 Rittenhouse Circle, Bristol, PA 19007 (the "Borrower") unconditionally promises to pay to the order of FIRST UNION NATIONAL BANK (the "Bank") the principal sum of Ten Million Dollars ($10,000,000), with interest, in accordance with the provisions hereinafter set forth.

A.   Terms of Note.
     1. Interest Rate. Interest will accrue on the outstanding principal balance of this Note during each Interest Period at a rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed) equal to the sum of the One Month LIBOR for such Interest Period, plus 60 basis points (.6 of 1%). The term "Interest Period" means the calendar month. The term "One Month LIBOR" means the rate for U.S. dollar deposits of one month maturity as reported on Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant Interest Period begins (or if not so reported, then as determined by the Bank from another recognized source or interbank quotation).

     2. Payment of Principal and Interest. This Note shall be Paid in one hundred nineteen (119) consecutive monthly installments of principal and interest on the first day Of each month (or, if not a business day, the next succeeding business day) commencing on November 3, 1997, in an amount equal to the sum of (i) all accrued and unpaid interest on the Note plus (ii) a principal payment of $83,333.33, with a final installment of principal and interest on the Maturity Date in an amount equal to the sum of (i) all accrued and unpaid interest on the Note plus (ii) a principal payment of $83,333.73.

     3. Payment Terms. All payments made hereunder shall be made on the due date thereof, in immediately available funds and in lawful currency of the United States of America. All payments made hereunder shall be made to the Bank at its offices set forth in this Note or at such other address as the Bank shall notify the Borrower of in writing.

     4. Late Charge. If any payment is not paid in full when the same is due, the Borrower shall pay the Bank a fee on such unpaid amount equal to five percent (5%) of such amount.

     5. Default Rate. At the Bank's option, interest will be assessed on any principal which remains unpaid at the maturity of this Note, whether by acceleration or otherwise, at a rate which is two percent (2%) higher than the rate otherwise charged hereunder (the "Default Rate") provided that at no time shall the Default Rate exceed the highest rate of interest allowed by law. Such Default Rate of interest shall also be charged on the amounts owed by the Borrower to the Bank pursuant to any judgment entered in favor of Bank with respect to this Note.

     6. Prepayment. Borrower may, without penalty or premium, on any date installments of principal are due, prepay the principal amount of this Note in whole or in part, any partial prepayment to be made in the sum of $83,333.33 or an integral multiple thereof. All such partial prepayments shall be applied against the installments of principal due under Paragraph A.2 above in the inverse order of maturity thereof.

     7.   Security for Note.

          7.1. As security for the payment of all amounts owing under this Note, the Borrower will execute and deliver to the Bank the Deed of Trust (as hereinafter defined) at the time of the acquisition of the Project (as hereinafter defined).

          7.2 As security for the payment of all amounts owing under this Note, the Borrower hereby assigns and grants to the Bank a security interest in and to the Project Account (as hereinafter defined) pursuant to a separate Assignment of Interest in a Custodian Account of even date herewith. Unless there has occurred an Event of Default under this Note, Borrower may withdraw from the Project Account (i) all accrued earnings for any corporate purpose or use, and (ii) amounts in excess of the accrued earnings so long as the funds withdrawn are used for the acquisition or construction of the Project or the purchase of equipment to be installed on the Project; provided, however, that until the Deed of Trust is recorded, aggregate withdrawals from the Project Account (other than withdrawals of accrued earnings) will not exceed $500,000.00. At the time of any permitted withdrawal from the Project Account (other than withdrawals of accrued earnings), the Chief Financial Officer of the Borrower (or his written designee) will certify in writing to the Bank that the funds withdrawn are for the uses herein permitted.

B. Certain Definitions. As used herein, the following terms shall have the following meanings (additional terms are defined elsewhere in this Note):

     1.   Affiliate.  The term "Affiliate" means First Union
          Corporation and any of its direct and indirect affiliates and subsidiaries.

     2. Consolidated Net Income. The term "Consolidated Net Income" means, for any period, the net income after taxes of the Borrower and its subsidiaries for such period, as shown by the consolidated income statement of the Borrower and its subsidiaries, calculated in accordance with GAAP.

     3. Consolidated Tangible Net Worth. The term "Consolidated Tangible Net Worth" means, at any time, the sum of Stockholders' Equity plus the lesser of the cost of the Borrower's treasury stock purchased after June 29, 1997, or Fifty Million Dollars ($50,000,000), less the sum of:

          (a)  Any surplus resulting from any write-up of assets;

          (b) Goodwill, including any amounts, however designated on the consolidated balance sheet of the Borrower and its subsidiaries, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower and its subsidiaries;

          (c)  Patents, trademarks, trade names and copyrights;

          (d) Any amount at which shares of capital stock of the Borrower or any subsidiary appear as an asset on the consolidated balance sheet of the Borrower and its subsidiaries;

          (e) Loans and advances to stockholders, directors, officers or employees or to any affiliate of the Borrower or any subsidiary; and

          (f)  Deferred expenses

     4. Funded Debt. The term "Funded Debt" means any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) for or in respect of: W borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility,(iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases, synthetic leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness), or (v) any guaranty of Funded Debt for borrowed money.

     5. GAAP. The term "GAAP" means generally accepted accounting principles as in effect at the time of application to the provisions hereof, consistently applied.

     6. Guarantors. The term "Guarantors" means, individually and collectively, Melru Corp., Jones Investment Company
          Inc., Jones International Ltd., and Jones Holding Corp.

     7. Guaranties. The term "Guaranties" means those agreements now or hereafter in effect, from the Guarantors in favor of the Bank.

     8. Liabilities. The term "Liabilities" means any and all obligations and indebtedness of every kind and description of the Borrower owing to the Bank or to any Affiliate, whether under the Loan Documents or not and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs.

     9. Loan Documents. The term "Loan Documents" means this Note, the Deed of Trust, the Guaranties and any and all credit accommodations, notes, mortgages, loan agreements, other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

     10. Deed of Trust. The term "Deed of Trust" means a Deed of Trust and Security Agreement in form and substance reasonably acceptable to the Borrower and the Bank to be executed and delivered by the Borrower to the Bank which, when recorded, will grant to the Bank a first lien on and first priority security interest in the Project and all equipment to be installed thereon.

     11. Note. The term "Note" means this Term Note together with all attachments hereto and all amendments and modifications hereto in effect from time to time.

     12. Obligor. The term "Obligor" means the Borrower and each and every maker, endorser, guarantor or surety including, without limitation, the Guarantors, of or For the Liabilities or any part thereof.

     13.  Maturity Date.  The term "Maturity Date" means
          October 1, 2007.

     14. Project. The term "Project" means approximately 47.3 acres of land in South Hill, Virginia, to be acquired by the Borrower and all improvements, including the warehouse and distribution center buildings, to be constructed thereon.

     15.  Project Account.  The term "Project Account" means the
          Borrower's Money Management Custodian Account at the
          Bank (No. 1556594048) into which the
          loan proceeds of the Note have been deposited.

     16. Stockholders' Equity. The term "Stockholders' Equity" means, at any time, sum of the following accounts set forth in a consolidated balance sheet of the Borrower and its subsidiaries, prepared in accordance with GAAP:
          (a) the par or stated value of all outstanding capital stock; (b) capital surplus; and (c) retained earnings.

     17.  Total Capital.  The term "Total Capital" means
          Stockholders, Equity plus Funded Debt.

C. Representations and Warranties. The Borrower represents and warrants to the Bank that:

     1. Use of Proceeds. The proceeds of the Note will be used only for the acquisition or construction of the Project or the purchase of equipment installed on the Project.

     2. Financial Statements. All financial statements heretofore delivered by the Borrower to the Bank are true, correct, and complete in all material respects, fairly represent the Borrower's and Guarantors' financial condition as of the date hereof, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect. There have been no material adverse changes in the Borrower's or Guarantors' financial condition or business since the date of such statements.

     3. Suits and Defaults. There are no actions, suits, proceedings, or claims pending or threatened against the Borrower or Guarantors or any of their property, and the Borrower and Guarantors are not in violation of any applicable order, law, rule or regulation, which would have material adverse effect on the Borrower's or Guarantors' business. The Borrower and Guarantors are not in default under any agreement to which the Borrower or the Guarantors are a party or by which the Borrower or the Guarantors or any of their property is bound, or under any instrument evidencing any indebtedness of the Borrower or Guarantors, and neither the Borrower's nor Guarantors' execution of or performance under the Loan Documents will create a default or any lien or encumbrance under any such agreement or instrument other than a lien or encumbrance in favor of the Bank.

D. Affirmative Covenants. The Borrower covenants and agrees that so long as there are any outstanding amounts due under this Note, the Borrower shall:

     1. Financial Reporting. Promptly deliver to the Bank (but in no event later than thirty (30) days after they are filed) all regular and periodic reports including, but not limited to, Forms 10-K, 10-Q and 8-K filed by the Borrower with the U.S. Securities and Exchange Commission, or its successor. If the Borrower ceases to be subject to the reporting requirements under the Securities Exchange Act of 1934, the Borrower will deliver to the Bank audited annual consolidated financial statements within ninety (90) days of the end of each year and unaudited quarterly consolidated financial statements within forty-five (45) days of the end of each of the first three fiscal quarters certified as accurate by the Borrower's Chief Financial Officer, such financial statements to be prepared in accordance with GAAP in form reasonably acceptable to the Bank.

     2.   Project Account.  Maintain and operate the Project
          Account in accordance with Paragraph A.7.2 hereof.

     3. Notice of Certain Events. Promptly give written notice to the Bank of: (i) the occurrence of any event which alone or with notice, the passage of time, or both, would constitute an Event of Default; and (ii) the commencement of any proceeding or litigation which, if adversely determined, would materially and adversely affect its financial condition or ability to conduct its business.

     4. Consolidated Tangible Net Worth. Maintain Consolidated Tangible Net Worth, measured at the end of each fiscal quarter, of Three Hundred Twenty-Five Million Dollars ($325,000,000) plus fifty percent (50%) of Consolidated Net Income for each of the fiscal quarters after December 31, 1996, with no deduction for any quarterly losses.

     5. Additional Affirmative Covenants. Shall perform any other affirmative covenants set forth in the Loan
         Documents to which the Borrower is a party.

     6. Covenant Compliance Certificate. Within ninety (90) days after the end each fiscal year, deliver to the Bank a covenant compliance certificate in form acceptable to the Bank indicating with specificity the compliance or non-compliance with each of the affirmative and negative covenants in the Loan
         Documents.

E. Negative Covenants. So long as any amounts due under this Note are outstanding, the Borrower shall not, without the prior written consent of the Bank:

     1. Funded Debt. Permit the ratio of its Funded Debt divided by its Total Capital to exceed forty-five percent (45%).

     2. Additional Negative Covenants. Undertake any activities prohibited by any negative covenant set forth in the Loan Documents to which the Borrower is a party.

F. Event of Default. The occurrence of any one of the following shall-constitute an Event of Default under this
Note:

     1. Nonpayment. Failure to pay any principal or interest payment when due under the Liabilities and such failure shall continue for a period of three (3) days;

     2. Breach. A breach by any obligor of any term, obligation, provision, covenant, representation or warranty, arising under (i) this Note, or any other Loan Document; (ii) any present or future agreement with or in favor of the Bank and/or any Affiliate, including the failure to make any payment when due; or
          (iii) any present or future agreement or instrument for borrowed money or other financial accommodations with any person or entity, which breach is not cured or satisfied within ten (10)days;

     3. Bankruptcy; Insolvency. (i) Any obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, or makes a general assignment for the benefit of creditors, or takes any action for the purpose of effecting any of the foregoing; (ii) Any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state or local statute, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor or an order for relief is entered in any such proceeding; (iii) The appointment, or the filing of a petition seeking the appointment, of a custodian, receiver, trustee, or liquidator for any Obligor or any of its property, or the taking of possession of any part of the property of any Obligor at the instance of any governmental authority; or (iv) Any Obligor becomes insolvent (however defined), is generally not paying its debts as they become due, or has suspended transaction of its usual business;

     4. Material Misstatement. Any statement, representation or warranty made in or pursuant to this Note or any other Loan Document or to induce the Bank to enter into this Note shall prove to be untrue or misleading in any material respect;

     5. Transfer of Assets. Any Obligor transfers or sells all or substantially all of its assets, without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

G.   Remedies.

     1. Acceleration of Liabilities; Rights of Bank. Upon the occurrence of an Event of Default described in Section F hereof (other than any Event of Default described in Paragraph F.3), at the Bank's sole option, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document shall terminate and the Loan and all other Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon the occurrence of an Event of Default described in Paragraph F.3 hereof, immediately and automatically, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document, shall terminate, and the Loan and all other Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other obligor, all of which are expressly waived. Upon and following an Event of Default, the Bank, at its option, may exercise any and all rights and remedies it has under this Note, the other Loan Documents and under applicable law, including, without limitation, the right to charge and collect interest on the principal portion of the Liabilities at the Default Rate, which rate shall, at the Bank's option, apply upon and after an Event of Default, maturity, whether by acceleration or otherwise, and the entry of judgment with respect to any or all of the Liabilities. Upon and following an Event of Default hereunder, the Bank may proceed to protect and enforce the Bank's rights under any Loan Document and/or under applicable law by action at law, in equity, or other appropriate proceeding, including, without limitation, an action for specific performance to enforce or aid in the enforcement of any provision contained herein or in any other Loan Document.

     2. Right of Set-off. If any of the Liabilities shall be due and payable and whether or not the Bank shall have made any demand under this Note and regardless of the adequacy of any collateral for the Liabilities or other means of obtaining repayment of the Liabilities, the Bank shall have the right, without notice to the Borrower or to any other Obligor, and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Liabilities any items or funds of the Borrower and/or any Obligor held by the Bank or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Borrower and/or any Obligor for its or their own account with the Bank or any Affiliate, and any other indebtedness at any time held or owing by the Bank or any Affiliate to or for the credit or the account of the Borrower and/or any Obligor, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on and security interest in such deposits, property, funds and accounts and the proceeds thereof. The Borrower further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Bank, and without notice to the Borrower, to turn over to the Bank any property of the Borrower, including, without limitation, funds and securities held by the Affiliate for the Borrower's account, and to debit any deposit account maintained by the Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Bank up to the amount of the Liabilities, and to pay or transfer such amount or property to the Bank for application to the Liabilities.

     3. Remedies Cumulative; No Waiver. The rights, powers and remedies hereunder and under the other Loan Documents are cumulative and concurrent, and are not exclusive of any other rights, powers or remedies available to the Bank. No failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     4. Continuing Enforcement of the Loan Documents. If, after receipt of any payment of all or any part of the Note or the Liabilities, the Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Paragraph shall survive the termination of this Note and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which the Bank may have taken in reliance upon its receipt of such payment.

H.   Miscellaneous.

     1. Waiver of Demand. The Borrower (i) waives presentment, notice of dishonor and protest of this Note; (ii) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to the payment or other provisions of this Note; and (iii) agrees that makers, endorsers, guarantors, including but not limited to the Guarantors, and sureties for the indebtedness evidenced hereby may be added or released without notice to the Borrower and without affecting the Borrower's liability hereunder. The liability of the Borrower hereunder shall be absolute and unconditional.

     2. Notices. Notices and communications under this Note shall be in writing and shall be given by either (i) hand-delivery, (ii) first class mail (postage prepaid), or (iii) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Note. Notice shall be deemed to have been given and received (a) if by hand delivery, upon delivery, (b) if by mail, three
          (3) calendar days after the date first deposited in the United States mail, and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     3. Costs and Expenses. The Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank may hereafter incur after the occurrence of an Event of Default in connection with the enforcement of this Note and the other Loan Documents, the collection of all amounts due under this Note and the other Loan Documents. The Borrower's reimbursement obligations under this Paragraph shall survive any termination of this Note or any other Loan Document.

     4. Payment Due on a Day Other than a Business Day. If any payment due or action to be taken under this Note or any other Loan Document falls due or is required to be taken on a day that the Bank is not open for business, such payment or action shall be made or taken on the
          next succeeding day when   the Bank is open for business
          and such extended time shall be included in the computation of interest.

     5. Governing Law. This Note shall be construed in accordance with and governed by the substantive laws of the Commonwealth of Pennsylvania without reference to conflict of laws principles.

     6. Integration; Amendment. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Note, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

     7. Successors and Assigns. This Note (i) shall be binding upon the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank. The Bank may from time to time sell or assign, in whole or in part, or grant participations in the Loan and/or the Note and/or the obligations evidenced thereby. The Borrower authorizes the Bank to provide information concerning the Borrower to any prospective purchaser, assignee or participant in compliance with the banks internal confidentiality procedures.

     8. Severability and Consistency. The illegality, unenforceability or inconsistency of any provision of this Note or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Note or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan

          Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures

     9. Consent to Jurisdiction and Service of Process. The Borrower hereby consents and agrees that (i) any action or proceeding against it may be commenced and maintained in any court within the Commonwealth of Pennsylvania or in the United States District Court for any District of Pennsylvania by service of process on it and (ii) the courts of the Commonwealth of Pennsylvania and the United States District Court for any District of Pennsylvania shall have Jurisdiction with respect to the subject matter hereof and the person of the Borrower and all collateral for the Liabilities. The Borrower agrees that any action brought by the Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which the Bank has its principal place of business in Pennsylvania.

     10.  Judicial Proceeding; Waivers.

          THE BORROWER AND THE BANK ACKNOWLEDGE AND AGREE THAT
          (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

     11. Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder.
          Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.
               Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.
               Notwithstanding the preceding binding arbitration provisions, the Bank and the Borrower agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Bank and the Borrower shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

               The Borrower and the Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     IN WITNESS WHEREOF, the Borrower has executed and delivered to the Bank this Note as of the day and year first above written.


    ATTEST                        JONES APPAREL GROUP, INC.

                                  BY: /s/ Gary R. Klocek
    Name:                         Name: Gary R. Klocek
    Title:                        Title: Corporate Controller

    FIRST UNION NATIONAL BANK
    Address:  123 South Broad Street
              Philadelphia, PA 19109-1199

FIRST UNION

                            UNCONDITIONAL GUARANTY

                                                          October 1, 1997

Jones Apparel Group, Inc.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007
(individually and collectively "Borrower")

Melru Corp.; Jones Investment Company, Inc.; Jones International, Ltd.; and
 Jones Holding Corp.
250 Rittenhouse Circle
Bristol, Pennsylvania 19007
(Individually and collectively "Guarantor")

First Union National Bank
123 South Broad Street
Philadelphia, Pennsylvania 19109
(Hereinafter referred to as "Bank")

To induce Bank to make, extend or renew loans, advances, credit, or other financial accommodations to or for the benefit of Borrower, and in consideration of loans, advances, credit, or other financial accommodations made, extended or renewed to or for the benefit of Borrower, Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Bank and its successors, assigns and affiliates the timely payment and performance of all liabilities and obligations of Borrower to Bank and its affiliates, including, but not limited to, all obligations under any notes, loan agreements, security agreements, letters of credit, swap agreements (as defined in 11 U.S. Code
Sec. 101), instruments, accounts receivable, contracts, drafts, leases, chattel paper, indemnities, acceptances, repurchase agreements, overdrafts, and the Loan Documents defined below, however and whenever incurred or evidenced, whether primary, secondary, direct, indirect, absolute, contingent, due or to become due, now existing or hereafter contracted or acquired, and all modifications, extensions or renewals thereof, including without limitation all principal, interest, charges, and costs and expenses incurred thereunder (including attorneys' fees and other costs of collection incurred, regardless of whether suit is commenced) (collectively, the "Guaranteed Obligations").

Guarantor further covenants and agrees:

GUARANTOR'S LIABILITY. This Guaranty is a continuing and unconditional guaranty of payment and performance and not of collection. The parties to this Guaranty are jointly and severally obligated hereunder. This Guaranty does not impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Borrower at any subsequent time. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded, avoided or for any other reason must be returned by Bank, and the returned payment shall remain payable as part of the Guaranteed Obligations, all as though such payment had not been made. Except to the extent the provisions of this Guaranty give the Bank additional rights, this Guaranty shall not be deemed to supersede or replace any other guaranties given to Bank by Guarantor; and the obligations guaranteed hereby shall be in addition to any other obligations guaranteed by Guarantor pursuant to any other agreement of guaranty given to Bank and other guaranties of the Guaranteed Obligations.

TERMINATION OF GUARANTY. Guarantor may terminate this Guaranty by written notice, delivered personally to or received by certified or registered United States Mail by an authorized officer of the Bank at the address for notices provided herein. Such termination shall be effective with respect to Guaranteed Obligations arising more than 15 days after the date such written notice is received by said Bank officer. Guarantor may not terminate this Guaranty as to Guaranteed Obligations (including any subsequent extensions, modifications or compromises of the Guaranteed Obligations) then existing, or to Guaranteed Obligations arising subsequent to receipt by Bank of said notice if such Guaranteed Obligations are a result of Bank's obligation to make advances pursuant to a commitment entered into prior to expiration of the 15 day notice period, or are a result of advances which are necessary for Bank to protect its collateral or otherwise preserve its interests. Termination of this Guaranty by any single Guarantor will not affect the existing and continuing obligations of any other guarantor hereunder.

APPLICATION OF PAYMENTS, BANK LIEN AND SET-OFF. Monies received from any source by Bank for application toward payment of the Guaranteed Obligations may be applied to such Guaranteed Obligations in any manner or order deemed appropriate by Bank. Except as prohibited by law, Guarantor grants Bank a security interest in all of Guarantor's accounts maintained with Bank and any of its affiliates (collectively, the "Accounts"). If a Default occurs, Bank is authorized to exercise its right of set-off or to foreclose its lien against any obligation of Bank to Guarantor including, without limitation, all Accounts or any other debt of any maturity, without notice.

CONSENT TO MODIFICATIONS. Guarantor consents and agrees that Bank may from time to time, in its sole discretion, without affecting, impairing, lessening or releasing the obligations of the Guarantor hereunder: (a) extend or modify the time, manner, place or terms of payment or performance and/or otherwise change or modify the credit terms of the Guaranteed Obligations; (b) increase, renew, or enter into a novation of the Guaranteed Obligations; (c) waive or consent to the departure from terms of the Guaranteed Obligations; (d)permit any change in the business or other dealings and relations of Borrower or any other guarantor with Bank; (e) proceed against, exchange, release, realize upon, or otherwise deal with in any manner any collateral that is or may be held by Bank in connection with the Guaranteed Obligations or any liabilities or obligations of Guarantor; and (f) proceed against, settle, release, or compromise with Borrower, any insurance carrier, or any other person or entity liable as to any part of the Guaranteed Obligations, and/or subordinate the payment of any part of the Guaranteed Obligations to the payment of any other obligations, which may at any time be due or owing to Bank; all in such manner and upon such terms as Bank may deem appropriate, and without notice to or further consent from Guarantor. No invalidity, irregularity, discharge or unenforceability of, or action or omission by Bank relating to any part of, the Guaranteed Obligations or any security therefor shall affect or impair this Guaranty.

WAIVERS AND ACKNOWLEDGMENTS. Guarantor waives and releases the following rights, demands, and defenses Guarantor may have with respect to Bank and collection of the Guaranteed Obligations: (a) promptness and diligence in collection of any of the Guaranteed Obligations from Borrower or any other person liable thereon, and in foreclosure of any security interest and sale of any property serving as collateral for the Guaranteed Obligations; (b) any law or statute that requires that Bank make demand upon, assert claims against, or collect from Borrower or other persons or entities, foreclose any security interest, sell collateral, exhaust any remedies, or take any other action against Borrower or other persons or entities prior to making demand upon, collecting from or taking action against Guarantor with respect to the Guaranteed Obligations, including any such rights Guarantor might otherwise have had under Va. Code Sec. 49-25 and 49-26, et seq., N.C.G.S. Secs. 26-7, et seq., Tenn. Code Ann. Sec. 47-12-101, O.C.G.A. 10-7-24 (and any successor statute) and any other applicable law; (c) any law or statute that requires that Borrower or any other person be joined in, notified of or made part of any action against Guarantor; (d) that Bank preserve, insure or perfect any security interest in collateral or sell or dispose of collateral in a particular manner or at a particular time; (e) notice of extensions, modifications, renewals, or novations of the Guaranteed Obligations, of any new transactions or other relationships between Bank, Borrower and/or any guarantor, and of changes in the financial condition of, ownership of, or business structure of Borrower or any other guarantor; (f) presentment, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of sale, and all other notices of any kind whatsoever; (g) the right to assert against Bank any defense (legal or equitable), set-off, counterclaim, or claim that Guarantor may have at any time against Borrower or any other party liable to Bank; (h) all defenses relating to invalidity, insufficiency, unenforceability, enforcement, release or impairment of Bank's lien on any collateral, of the Loan Documents, or of any other guaranties held by Bank; (i) any claim or defense that acceleration of maturity of the Guaranteed Obligations is stayed against Guarantor because of the stay of assertion or of acceleration of claims against any other person or entity for any reason including the bankruptcy or insolvency of that person or entity; and (j) the benefit of any exemption claimed by Guarantor. Guarantor acknowledges and represents that it has relied upon its own due diligence in making its own independent appraisal of Borrower, Borrower's business affairs and financial condition, and any collateral; Guarantor will continue to be responsible for making its own independent appraisal of such matters; and Guarantor has not relied upon and will not hereafter rely upon Bank for information regarding Borrower or any collateral.

FINANCIAL CONDITION. Guarantor warrants, represents and covenants to Bank that on and after the date hereof: (a) the fair saleable value of Guarantor's assets exceeds its liabilities, Guarantor is meeting its current liabilities as they mature, and Guarantor is and shall remain solvent; (b) all financial statements of Guarantor furnished to Bank are correct and accurately reflect the financial condition of Guarantor as of the respective dates thereof; (c) since the date of such financial statements, there has not occurred a material adverse change in the financial condition of Guarantor; (d) there are not now pending any court or administrative proceedings or undischarged judgments against Guarantor, no federal or state tax liens have been filed or threatened against Guarantor, and Guarantor is not in default or claimed default under any agreement; and
(e) at such reasonable times as Bank requests, Guarantor will furnish Bank with such other financial information as Bank may reasonably request.

INTEREST. Regardless of any other provision of this Guaranty or other Loan Documents, if for any reason the effective interest on any of the Guaranteed Obligations should exceed the maximum lawful interest, the effective interest shall be deemed reduced to and shall be such maximum lawful interest, and any sums of interest which have been collected in excess of such maximum lawful interest shall be applied as a credit against the unpaid principal balance of the Guaranteed Obligations.

DEFAULT. If any of the following events occur, a default ("Default") under this Guaranty shall exist: (a) Failure of timely payment or performance of the Guaranteed Obligations or a default under any Loan Document; (b) A breach of any agreement or representation contained or referred to in the Guaranty, or any of the Loan Documents, or contained in any other contract or agreement of Guarantor with Bank or its affiliates, whether now existing or hereafter arising; (c) The death of, appointment of a guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or the commencement of any insolvency or bankruptcy proceeding by or against, Guarantor or any general partner of or the holder(s) of the majority ownership interests of Guarantor; and/or (d) The entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Guarantor.

If a Default occurs, the Guaranteed Obligations shall be due immediately and payable without notice. Guarantor shall pay interest on the Guaranteed Obligations from such Default at the highest rate of interest charged on any of the Guaranteed Obligations.

ATTORNEY'S FEES AND OTHER COSTS OF COLLECTION. Guarantor shall pay all of Bank's reasonable expenses incurred to enforce or collect any of the Guaranteed Obligations, including, without limitation, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred without the commencement of a suit, in any suit, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

SUBORDINATION OF OTHER DEBTS. Guarantor agrees: (a) to subordinate the obligations now or hereafter owed by Borrower to Guarantor ("Subordinated
Debt") to any and all obligations of Borrower to Bank now or hereafter existing while this Guaranty is in effect, provided however that Guarantor may receive regularly scheduled principal and interest payments on the Subordinated Debt so long as (i) all sums due and payable by Borrower to Bank have been paid in full on or prior to such date, and (ii) no event or condition which constitutes or which with notice or the lapse or time would constitute an event of default with respect to the Guaranteed Obligations, shall be continuing on or as of the payment date; (b) Guarantor will place a legend indicating such subordination on every note, ledger page or other document evidencing any part of the Subordinated Debt; and (c) except as permitted by this paragraph, Guarantor will not request or accept payment of or any security for any part of the Subordinated Debt, and any proceeds of the Subordinated Debt paid to Guarantor, through error or otherwise, shall immediately be forwarded to Bank by Guarantor, properly endorsed to the order of Bank, to apply to the Guaranteed Obligations.

MISCELLANEOUS. (a) Assignment. This Guaranty and other Loan Documents shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Bank's interests in and rights under this Guaranty and other Loan Documents are freely assignable, in whole or in part, by Bank. Any assignment shall not release Guarantor from the Guaranteed Obligations. (b) Applicable Law; Conflict Between Documents. This Guaranty and other Loan Documents shall be governed by and construed under the laws of the state in which office of Bank first shown above is located without regard to that state's conflict of laws principles. If the terms of this Guaranty should conflict with the terms of any commitment letter that survives closing, the terms of this Guaranty shall control. (c) Jurisdiction.
Guarantor irrevocably agrees to non-exclusive personal jurisdiction in the state in which the office of Bank first shown above is located. (d) Severability. If any provision of this Guaranty or of the other Loan
Documents shall be prohibited or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or other document. (e) Notices. Any notices to Guarantor shall be sufficiently given, if in writing and mailed or delivered to the Guarantor's address shown above or such other address as provided hereunder, and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Guarantor changes Guarantor's address at any time prior to the date the Guaranteed Obligations are paid in full, Guarantor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid.
(f) Plural; Captions. All references in the Loan Documents to borrower, guarantor, person, document or other nouns of reference mean both the singular and plural form, as the case may be, and the term "person" shall mean any individual, person or entity.

The captions contained in the Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of the Loan Documents. (g) Binding Contract. Guarantor by execution of and Bank by acceptance of this Guaranty agree that each party is bound to all terms and provisions of this Guaranty. (h) Amendments, Waivers an& Remedies. No waivers, amendments or modifications of this Guaranty and other Loan Documents shall be valid unless in writing and signed by an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or the same Default on a future occasion. Neither the failure nor any delay on the part of Bank in exercising any right, power, or privilege granted pursuant to this Guaranty and other Loan Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. All remedies available to Bank with respect to this Guaranty and other Loan Documents and remedies available at law or in equity shall be cumulative and may be pursued concurrently or successively.
(i) Partnerships. If Guarantor is a partnership, the obligations, liabilities and agreements on the part of Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals comprising the partnership. The term "Guarantor" includes any altered or successive partnerships, and predecessor partnership(s) and the partners shall not be released from any obligations or liabilities hereunder. (j) Loan Documents. The term "Loan Documents" refers to all documents executed in connection with the Guaranteed Obligations and may include, without limitation, commitment letters that survive closing, loan agreements, other guaranty agreements, security agreements, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, letters of credit and any amendments or supplements (excluding swap agreements as defined in 11 U.S. Code Sec. 101).

ARBITRATION. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty and other Loan Documents ("Disputes") between or among parties to this Guaranty shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Guaranty.

Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Bank first stated above is located. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00.
All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

PRESERVATION AND LIMITATION OF REMEDIES. Notwithstanding the preceding binding arbitration provisions, Bank and Guarantor agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Bank and Guarantor shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. Guarantor and Bank agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

IN WITNESS WHEREOF, Guarantor, on the day and year first written above, has caused this Unconditional Guaranty to be executed under seal.


                 Melru Corp.
                 Taxpayer Identification Number:    23-2256563

                 By: /s/ Patrick M. Farrell
                          Name: Patrick M. Farrell
                          Title: V.P., Finance and Administration

                 Jones Investment, Inc.
                 Taxpayer Identification Number:    51-0335604

                 By: /s/ Wesley R. Card
                          Name: Wesley R. Card
                          Title: President

                 Jones International, Ltd.
                 Taxpayer Identification Number: Not applicable

                 By: /s/ Wesley R. Card
                          Name: Weslev R. Card
                          Title: Director

                 Jones Holding Corporation
                 Taxpayer Identification Number:    51-0335605

                 By: /s/ Wesley R. Card
                          Name: Weslev R. Card
                          Title: Director